                                                                    Exhibit 99.5

                      SMURFIT-STONE CONTAINER CORPORATION

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated statements of operations and condensed consolidated balance sheet of Smurfit-Stone were prepared to illustrate the estimated effects of the Transaction, including the financing plan, as if those transactions had occurred for the statements of operations as of the beginning of the periods presented and for the balance sheet presentation as of March 31, 2000.

     The pro forma adjustments are based upon available information and upon certain assumptions that Smurfit-Stone and St. Laurent believe are reasonable. The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Smurfit-Stone and St. Laurent, and the related notes thereto. The historical condensed consolidated statements of operations and condensed consolidated balance sheets of St. Laurent are presented in accordance with accounting principles generally accepted in the United States.

     The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only in response to Securities and Exhange Commission ("SEC") requirements and do not purport to represent what Smurfit-Stone's financial position or results of operations would actually have been if the Transaction had in fact occurred at such dates or to project Smurfit-Stone's financial position or results of operations for any future date or period.

     For financial accounting purposes, the acquisition of St. Laurent will be accounted for using the purchase method of accounting. Accordingly, St. Laurent's assets and liabilities have been adjusted, on a preliminary basis, to reflect their fair values in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2000. The estimated effects resulting from these adjustments have been reflected in the unaudited pro forma condensed consolidated statements of operations. The allocation of the estimated purchase price and the estimated transaction fees and expenses included in the unaudited pro forma condensed consolidated financial statements are preliminary; final amounts may differ from those set forth herein and such differences may be material.

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

                      SMURFIT-STONE CONTAINER CORPORATION

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                      March 31, 2000
                                                            -----------------------------------------------------------------
                                                            Smurfit-Stone     St. Laurent      Pro Forma        Smurfit-Stone
                                                             Historical        Historical     Adjustments         Pro Forma
                                                            -------------     ------------    -----------       -------------
ASSETS                                                                             (In millions)
Current assets:
     Cash and cash equivalents.......................         $   30            $   25           $ (622) (a)       $    55
                                                                                                    622  (d)
     Receivables.....................................            680               130               (2) (b)           808
     Inventories.....................................            761               111                                 872
     Refundable income taxes.........................              7                 5                                  12
     Deferred income taxes...........................            123                                                   123
     Prepaid expenses and other current assets.......             60                 7                                  67
                                                              ------            ------           -------           -------
          Total current assets.......................          1,661               278               (2)             1,937
Property, plant and equipment, net...................          4,350               813              550  (a)         5,713
Timberland, net......................................             25                10                                  35
Goodwill, net........................................          3,305                40               96  (a)         3,441
Investment in non-consolidated affiliates............            180                                                   180
Other assets.........................................            327                36               (6) (a)           365
                                                                                                      8  (d)
                                                              ------            ------           -------           -------
                                                              $9,848            $1,177           $  646            $11,671
                                                              ======            ======           =======           =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt............         $   43            $   48           $  (48) (d)       $    43
     Accounts payable................................            609               105               (2) (b)           712
     Other accrued liabilities.......................            630                                 24  (a)           630
                                                                                                    (24) (d)
                                                              ------            ------           -------           -------
          Total current liabilities..................          1,282               153              (50)             1,385
Long-term debt, less current maturities..............          4,848               337             (323) (d)         5,887
                                                                                                  1,025  (d)
Other long-term liabilities..........................            879                46               11  (a)           936
Deferred income taxes................................            862                22              209  (a)         1,093
Minority interest....................................             93                                                    93
Stockholders' equity:
     Common stock and additional paid-in capital.....          3,444               581             (581) (a)         3,837
                                                                                                    393  (a)
     Retained earnings (deficit).....................         (1,546)               38              (38) (a)        (1,546)
     Accumulated other comprehensive income (loss)...            (14)                                                  (14)
                                                              ------            ------           -------           -------
          Total stockholders' equity.................          1,884               619             (226)             2,277
                                                              ------            ------           -------           -------
                                                              $9,848            $1,177           $   646           $11,671
                                                              ======            ======           =======           =======

     Common stock shares outstanding                             218                50              (25) (c)           243




See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

                      SMURFIT-STONE CONTAINER CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                           Smurfit-Stone    St. Laurent    Pro Forma    Smurfit-Stone
                                                             Historical      Historical    Adjustments    Pro Forma
                                                           -------------    ------------   -----------  -------------
                                                                   (in millions, except per share data)

Three months ended March 31, 2000:
     Net sales.........................................       $1,865             $282       $(10)(b)       $2,137
     Cost of goods sold................................        1,481              233          4 (a)        1,708
                                                                                             (10)(b)
     Selling and administrative expenses...............          179               24                         203
     Restructuring charge..............................            6                                            6
                                                              ------             ----       -----          ------
     Income from operations............................          199               25         (4)             220
     Interest expense, net.............................         (121)              (8)       (18)(d)         (147)
     Other income - net................................            7               (3)                          4
                                                              ------             ----       -----          ------
     Income from continuing operations before
          income taxes, minority interest and
          extraordinary item...........................           85               14        (22)              77
     Benefit from (provision for) income taxes.........          (43)              (6)         8 (a)          (41)
     Minority interest expense.........................           (2)                                          (2)
                                                              ------             ----       -----          ------
     Income from continuing operations before
          extraordinary item...........................       $   40             $  8       $(14)          $   34
                                                              ======             ====       =====          ======
     Basic earnings per common share from
          continuing operations before
          extraordinary item...........................       $  .18             $.16                      $  .14
                                                              ======             ====                      ======
     Diluted earnings per common share
          from continuing operations before
          extraordinary item...........................       $  .18             $.16                      $  .14
                                                              ======             ====                      ======
     Weighted average common shares
          outstanding - Basic..........................          218               50        (25)(c)          243

     Weighted average common shares
          outstanding - Diluted........................          221               50        (25)(c)          246



See accompanying notes to the Unaudited Pro forma Condensed Consolidated Financial Statements.

                      SMURFIT-STONE CONTAINER CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                               Smurfit-Stone     St. Laurent     Pro Forma      Smurfit-Stone
                                                                 Historical       Historical    Adjustments        Pro Forma
                                                               -------------     ------------   -----------     -------------
                                                                            (in millions, except per share data)


     Year ended December 31, 1999:
          Net sales.........................................     $ 7,151            $ 916          $  (53) (b)    $ 8,014
          Cost of goods sold................................       6,022              778              18  (a)      6,765
                                                                                                      (53) (b)
          Selling and administrative expenses...............         696               64                             760
          Restructuring charge..............................          10                                               10
                                                                 -------            -----          ------         -------
          Income from operations............................         423               74             (18)            479
          Interest expense, net.............................        (563)             (29)            (73) (d)       (665)
          Other income - net................................         479  (e)          14                             493
                                                                 -------            -----          ------         -------
          Income from continuing operations before
             income taxes, minority interest and
             extraordinary item............................         339                59             (91)            307
          Benefit from (provision for) income taxes........        (168)              (22)             34  (a)       (156)
          Minority interest expense........................          (8)                                               (8)
                                                                -------             -----          ------         -------
          Income from continuing operations before
             extraordinary item............................     $   163             $  37          $  (57)        $   143
                                                                =======             =====          ======         =======

          Basic earnings per common share from
             continuing operations before
             extraordinary item............................     $   .75             $ .75                         $   .59
                                                                =======             =====                         =======

          Diluted earnings per common share
             from continuing operations before
             extraordinary item............................     $   .74             $ .75                         $   .58
                                                                =======             =====                         =======

          Weighted average common shares
             outstanding - Basic...........................         217                50            (24) (c)         243

          Weighted average common shares
             outstanding - Diluted.........................         220                50            (24) (c)         246


See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.


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
                      SMURFIT-STONE CONTAINER CORPORATION

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)  To record:

Balance sheet

- The cash payment of $622 million for 49.8 million shares of St. Laurent common stock at $12.50 per share to the existing shareholders;

- The cash payment of $11 million or $12.50 per share for .9 million shares of St. Laurent common stock issued upon exercise of stock options in conjunction with the Transaction, less $11 million received upon exercise from optionees;

- The conversion of 50.7 million shares of St. Laurent common stock including .9 shares from the exercise of stock options into 25.3 million shares of Smurfit-Stone common stock at a fair value of $393 million, based upon an average market price of $15.51 for Smurfit-Stone shares five days before and after February 23, 2000, the date of the Pre-Merger Agreement;

-    Acquired assets and liabilities, at fair value;

-    Excess purchase price as goodwill; and

- Estimated Smurfit-Stone merger costs of $24 million directly attributable to the cost of acquisition representing primarily financial advisor, banking and legal fees.

Statements of operations

- Depreciation of property, plant and equipment over an average life of seventeen years; and

-    Amortization of goodwill over a forty year period.

     Tax effects are recorded assuming a 39% tax rate.

     The allocation of fair values to assets and liabilities, including intangibles and property, plant and equipment was performed on a preliminary basis. Based upon additional analyses and evaluations to be performed, the final amounts to be allocated to assets and liabilities may differ from those amounts included herein and such differences may be material. In particular the amount allocated to property, plant and equipment will change upon completion of certain valuations and other studies. A $100 million increase in property, plant and equipment and a corresponding decrease in goodwill would decrease the pro forma after-tax income by $1 million for the year ended December 31, 1999 and by $.3 million for the three months ended March 31, 2000.

(b) To eliminate the effects of sales transactions between Smurfit-Stone and St. Laurent.

(c) To convert St. Laurent common stock to Smurfit-Stone common stock using a 0.5 conversion factor.

     Smurfit-Stone has granted Smurfit International B.V. ("SIBV"), the right to maintain its percentage ownership of Smurfit-Stone common stock in the event of public or private issuances. It was assumed that SIBV will not elect to exercise its right.

                      SMURFIT-STONE CONTAINER CORPORATION

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (Continued)

(d) To record the effects of additional borrowings under the Smurfit-Stone senior secured credit facilities and repayment of St. Laurent debt:


                                                                               Principal
                                                                            March 31, 2000
                                                                            --------------

       Balance sheet
       -------------
       New borrowings
       U.S. term facility (variable rate of 10%) due 2006....................   $    450
       Canadian term facility (variable rate of 10%) due 2006................        500
       Stone revolving credit facility (variable rate of 10%) due 2005 ......         75
                                                                                 -------
          Total new borrowings...............................................    $ 1,025
                                                                                 =======


     The interest rate on the term facilities is based on the assumed LIBOR rate of 6.50%. A one-eighth of one percent change in the interest rate would increase or decrease interest expense by $1 million for the year ended December 31, 1999 and by $.3 million for the three months ended March 31, 2000.



     Repayments of St. Laurent debt

     Secured term loan (7.68% weighted average variable rate)
       payable in installments through 2005..................................  $   219
     Senior secured notes (9.01% weighted average variable rate)
       payable in installments though 2008...................................      125
     Other debt..............................................................       27
                                                                               -------
        Total St. Laurent debt to be repaid..................................      371
                                                                               -------
     Net increase to total debt..............................................  $   654
                                                                               =======

     Additional net borrowings will be used as follows

     Cash consideration to St. Laurent shareholders at
       $12.50 per share......................................................  $   622
     Deferred debt issuance costs............................................        8
     Advisory and banking fees...............................................       24
                                                                               -------
        Total uses of additional borrowings..................................  $   654
                                                                               =======




                                                         Year ended       Three months ended
     Statements of operations                        December 31, 1999      March 31, 2000
                                                     -----------------      --------------

     Interest expense on $1,025 million new
       borrowings used to finance the acquisition....     $ 103                $    26
     Amortization of new deferred debt issuance
       costs.........................................         1
     Less interest expense on extinguished debt......       (31)                    (8)
                                                          -----                -------
     Net interest expense increase...................     $  73                $    18
                                                          =====                =======



(e) Other, net for Smurfit-Stone includes pretax gains on asset sales of $446 million resulting from the sales of a majority of its timberlands and its interest in Abitibi.

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